BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	June 15, 2023

Pay Date	June 30, 2023

Distribution Amount per share	$0.056200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.014908	27%	$0.184630	54%
Net Realized Short-Term Capital Gains	$0.041292	73%	$0.042340	13%
Net Realized Long-Term Capital Gains	$-	0%	$0.110230	33%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.056200	100%	$0.337200	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2023				6.25%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023				7.98%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2023				-0.12%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2023				3.33%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	July 14, 2023

Pay Date	July 31, 2023

Distribution Amount per share	$0.056200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.012354	22%	$0.196980	51%
Net Realized Short-Term Capital Gains	$—	0%	$0.037180	9%
Net Realized Long-Term Capital Gains	$0.043846	78%	$0.159240	40%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.056200	100%	$0.393400	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2023				7.27%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2023				7.64%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2023				5.07%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2023				3.82%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	August 15, 2023

Pay Date	August 31, 2023

Distribution Amount per share	$0.056200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.017377	31%	$0.214360	48%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.038823	69%	$0.235240	52%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.056200	100%	$0.449600	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2023				6.88%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2023				7.53%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2023				7.35%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2023				4.39%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052